                 FORT WAYNE NATIONAL CORPORATION

                                                  March 15, 1996

To our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Fort Wayne National Corporation to be held at the Allen County War Memorial

Coliseum Exposition Center, 4000 Parnell Avenue, Fort Wayne, Indiana,

commencing at 1:30 p.m. (E.S.T.) on Tuesday, April 16, 1996.  The Board of

Directors and management look forward to greeting personally those

Shareholders attending.

     The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting and Proxy Statement.

     Shareholders will be asked to elect 7 Class B Directors, and to ratify the appointment of Ernst & Young LLP as the Corporation's independent auditors.

     It is important that your shares are represented at the meeting, whether
                                                                      -------
or not you are personally able to be present.  Accordingly, please sign, date
--------------------------------------------
and return the enclosed proxy card in the postage-paid envelope provided for your convenience.

     Your prompt response will be greatly appreciated.

                                 Cordially,

                                 /s/  Jackson R. Lehman

                                 Jackson R. Lehman, Chairman
                                 Chief Executive Officer

PAGE

                    FORT WAYNE NATIONAL CORPORATION

                  110 West Berry Street, P.O. Box 110
                      Fort Wayne, Indiana  46801

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD April 16, 1996

To our Shareholders:

      The Annual Meeting of Shareholders of Fort Wayne National Corporation (the "Corporation") will be held in the Allen County War Memorial Coliseum Exposition Center, 4000 Parnell Avenue, Fort Wayne, Indiana at 1:30 P.M. (E.S.T.), on Tuesday, April 16, 1996, for the following purposes:

1.    To elect 7 Class B directors for a term expiring in 1999;

2. To ratify the appointment of Ernst & Young LLP to serve as independent auditors of the Corporation; and

3. To transact any other business that may properly come before the meeting or any adjournment thereof.

      Only Shareholders of record on the Corporation's books at the close of business on March 4, 1996, are entitled to vote at the meeting and any adjournment thereof.


                                By Order of the Board of Directors

                                /s/  Jackson R. Lehman

                                Jackson R. Lehman
                                Chairman of the Board

Fort Wayne, Indiana
March 15, 1996


IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.
ACCORDINGLY, PLEASE SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ACTUAL EXERCISE.


PAGE

                     FORT WAYNE NATIONAL CORPORATION

                   110 West Berry Street, P.O. Box 110
                        Fort Wayne, Indiana  46801


                      ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD April 16, 1996


                             PROXY STATEMENT
                                                          March 15, 1996


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fort Wayne National Corporation (the "Corporation") for use at the Annual Meeting of Shareholders to be held on Tuesday, April 16, 1996, and at any and all adjournments thereof.

     The date on which this Proxy Statement and the accompanying proxy are first being sent or given to Shareholders is March 15, 1996. The cost of the solicitation will be borne by the Corporation. In addition to solicitation by mail, some of the directors, officers and regular employees of the Corporation may, without extra compensation, solicit proxies by telephone, telegraph and personal interview. Arrangements will be made with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and they will be reimbursed by the Corporation for postage and clerical expense in doing so.

     Any Shareholder giving a proxy has the power to revoke it at any time before its exercise by submitting a written revocation or a new proxy, or by attending and voting at the Annual Meeting.

     The executive offices of the Corporation are located at 110 West Berry Street, Fort Wayne, Indiana.


                              ANNUAL REPORT

     A copy of the Annual Report to Shareholders is being sent to all Shareholders. It is not, however, a part of this Proxy Statement.

                   INFORMATION AS TO VOTING SECURITIES

     The securities of the Corporation entitled to be voted at the meeting consist of shares of its Common Stock of which 11,446,704 shares were issued and outstanding at the close of business on March 4, 1996. The Corporation has no other class of capital stock outstanding. Only Shareholders of record at the close of business on March 4, 1996, will be eligible to vote at the Annual Meeting or at any adjournment thereof; except that, under the Corporation's by-laws, any person who acquires title to a share after the record date shall be entitled, upon written request to the Shareholder of record, to receive from such record Shareholder a proxy, with power of substitution, to vote that share. Shareholders are entitled to 1 vote for each share held. Any shares with respect to which proxies are not received will not be voted for or against any proposition to come under consideration at the Annual Meeting. Any shares with respect to which proxies are received indicating abstentions from vote, will be voted in accordance therewith as abstentions.


                    PRINCIPAL HOLDERS OF COMMON STOCK

     Under Rule 13d-3 of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following is the only Shareholder deemed to be a beneficial owner of 5% or more of the Common Stock of the Corporation as of February 9, 1996:

                                             Shares of Common
                                             Capital Stock
                                             Beneficially
    Names and Address of                     Owned as of            Percent
      Beneficial Owner                       February 9, 1996        Owned
--------------------------------------      --------------------    --------
    Fort Wayne National Bank (1)               1,381,459 (2)          11.9
    110 West Berry Street
    Fort Wayne, Indiana  46801


(1) Fort Wayne National Bank is a wholly-owned bank subsidiary of the Corporation.

(2) Fort Wayne National Bank holds these shares in a fiduciary capacity under numerous trust relationships, none of which relates to more than 5% of the shares. Fort Wayne National Bank has sole or shared voting power and sole or shared investment decision over these shares. Fort Wayne National Bank also holds shares in a non-discretionary capacity and disclaims any beneficial interest in all shares held in this capacity.


                                      1
PAGE

                                PROPOSAL NO. 1
                            ELECTION OF DIRECTORS

      As of the Annual Meeting on April 16, 1996, the Board of Directors will consist of 20 members divided into 3 classes, A, B and C. Class A will be comprised of 6 members and Classes B and C will be comprised of 7 members each.

      The term of office of Class B Directors expires at the Annual Meeting of Shareholders on April 16, 1996. The term of office of Class C Directors, none of whom will be voted on at this meeting, will expire at the Annual Meeting in 1997, and the term of office of Class A Directors, none of whom will be voted on at this meeting, will expire at the Annual Meeting in 1998. At each Annual Meeting, Directors are to be elected for a term of 3 years, to succeed those Directors whose terms expire at such meeting.

      At this year's Annual Meeting, 7 Class B Directors are to be elected, each to hold office for 3 years or until a successor is elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote, if authorized, the proxies for the election as Directors the 7 persons named below as nominees. All of the nominees are now Directors of the Corporation. In the event any nominee declines or is unable to serve as a Director (which is not anticipated), the persons named as Proxies reserve full discretion to vote for any other person who may be nominated. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock which are voted is required for the election of Directors.

     The following table sets forth with respect to each nominee for Director, and for each continuing Director, his/her age, principal occupation during the past 5 years, other positions he/she holds with the Corporation, if any, other directorships he/she holds, if any, the year in which he/she first became a Director of the Corporation (or Fort Wayne National Bank, if the Director was a Director of that bank prior to becoming a Director of the Corporation), and the number of shares of Common Stock of the Corporation beneficially owned, directly or indirectly, as at the close of business on February 9, 1996.

               NOMINEES FOR ELECTION AS CLASS B DIRECTORS AT
                ANNUAL MEETING TO BE HELD ON APRIL 16, 1996
                 FOR TERMS EXPIRING AT 1999 ANNUAL MEETING


                                                 Shares of Common
                                                   Capital Stock
                                                    Beneficially
Names and Occupations                  Director  Owned as of February  Percent
During Period Since 1990         Age    Since      9, 1996 (1)(2)       Owned
-------------------------------  ---   --------  ---------------------  ------
STANLEY C. CRAFT............      57     1993             1,084           .009
Essex Group, Inc.(Manufacturer
of Electric Wire and Cable),
President; Chief Executive
Officer 1992 to present

RICHARD B. DONER............      63     l982             2,503 (3)       .021
Doner & Associates (Management
Consultant), President

JON F. FULLER...............      51     1993             3,192 (4)       .027
Turf Specialties Corporation
(Wholesale Distributor of
Turf Products), President

                                           2
PAGE

                                                 Shares of Common
                                                   Capital Stock
                                                    Beneficially
Names and Occupations                  Director  Owned as of February  Percent
During Period Since 1990          Age   Since     9, 1996 (1)(2)        Owned
--------------------------------  ---  -------- ---------------------  ------
JOANNE B. LANTZ.............      64     l990             1,340           .011
Retired; Indiana University-
Purdue University at Fort Wayne,
Chancellor to 1994

RICHARD C. MENGE............      60     l989             1,384 (5)       .012
Retired; Indiana and Michigan
Power Company (Public Utility),
President to 1996

PAUL E. SHAFFER.............      69     l967           109,063 (6)(7)    .935
Retired; Fort Wayne National
Corporation and Fort Wayne
National Bank, Chairman
Emeritus of the Board to 1996;
Vice Chairman of the Board to
1994; Chairman of the Board
and Chief Executive Officer to
l992

DON A. WOLF.................      66     l972            11,290 (8)       .097
Retired; Hardware Wholesalers,
Inc. (National Hardware
Cooperative), President to
1992; Clarcor Co.
(Manufacturer of Packaging
and Filters), Director

                         CLASS C DIRECTORS WHOSE TERMS
                         EXPIRE AT 1997 ANNUAL MEETING

                                                 Shares of Common
                                                   Capital Stock
                                                    Beneficially
Names and Occupations                  Director  Owned as of February  Percent
During Period Since 1990         Age    Since      9, 1996 (1)(2)       Owned
--------------------------------  ---  -------- ---------------------  ------
ROBERT A. ANKER .............     54     1994               334           .003
Lincoln National Corporation
(Insurance Holding Company),
President and Chief Operating
Officer 1992 to present,
Director; Lincoln National
Life Insurance Company,
Chairman and Chief Executive
Officer 1992 to present;
American States Insurance
Company (Property/Casualty
Insurance Company), Chairman
and Chief Executive Officer
to 1992

THOMAS C. GRIFFITH.........       65     1986             2,940           .025
Retired

MICHAEL J. McCLELLAND.......      48     1994               947           .008
Hardware Wholesalers, Inc.
(National Hardware
Cooperative), President and
Chief Executive Officer 1992
to present; Executive Vice
President, prior

PATRICK G. MICHAELS.........      49     l992             9,244 (10)      .079
Barrett & McNagny (Attorneys
at Law), Partner (9)

PATRICIA R. MILLER..........      57     1994               817           .007
Vera Bradley Designs, Inc.
(Manufacturer of Designer
Luggage and Apparel),
President

                                            3
PAGE

                                                 Shares of Common
                                                   Capital Stock
                                                    Beneficially
Names and Occupations                  Director  Owned as of February  Percent
During Period Since 1990         Age    Since      9, 1996 (1)(2)       Owned
-------------------------------  ---   --------  ---------------------  ------
JAMES W. ROGERS.............      45     l99l               517           .004
General Electric Company,
President & Chief Executive
Officer-GE Motors; Vice
President-GE Motors to 1992

THOMAS M. SHOAFF............      54     l976            85,098 (11)      .730
Baker & Daniels (Attorneys at
Law), Partner (9)

                         CLASS A DIRECTORS WHOSE TERMS
                         EXPIRE AT 1998 ANNUAL MEETING

                                                 Shares of Common
                                                   Capital Stock
                                                    Beneficially
Names and Occupations                  Director  Owned as of February  Percent
During Period Since 1990         Age    Since      9, 1996 (1)(2)       Owned
-------------------------------  ---   --------  ---------------------  -----
WALTER S. AINSWORTH...........    67     l982             3,202 (12)      .027
Retired; Phelps Dodge
Corporation (Manufacturer of
Wire Products), Senior Vice
President to l992; Phelps
Dodge Magnet Wire Company,
President and Chief Executive
Officer to l992; Tokheim
Corporation (Manufacturer of
Gasoline Dispensing Equipment),
Director

WILLIS E. ALT, JR.............    52     1995            20,031 (6)(13)   .172
First National Bank of Warsaw,
President and Chief Executive
Officer

MICHAEL C. HAGGARTY..........     61     l986            44,375 (6)(14)   .380
Auburn State Bank, President
and Chief Executive Officer;
Citizens State Bank,
Chairman of the Board to l992

M. JAMES JOHNSTON...........      54     l99l            42,418 (6)(15)   .364
Fort Wayne National
Corporation, President and
Chief Administrative Officer
1992 to present; Executive
Vice President, prior;
Fort Wayne National Bank,
President and Chief
Administrative Officer
1992 to present;Executive
Vice President, prior

JACKSON R. LEHMAN..........       64     1976            52,466 (6)(16)   .450
Fort Wayne National
Corporation and Fort Wayne
National Bank, Chairman of
the Board and Chief Executive
Officer 1992 to present;
President and Chief
Administrative Officer, prior

JEFF H. TOWLES, M.D.              67     1992               484           .004
Magnavox Electronic Systems
Company (Manufacturer of
Eletronic Systems), Medical
Director 1993 to present;
Surgical Associates, Inc.,
President to 1994

                                      4
PAGE

(l) All Executive Officers and Directors as a group (27 persons, including those named above) owned beneficially on February 9, l996, an aggregate of 498,877 shares of the Corporation's Common Stock, which represented 4.278% of total shares then outstanding, including stock options currently exercisable, and stock options exercisable within 60 days. These shares include: 24,323 shares beneficially owned by Stephen R. Gillig, one of the named executive officers in the Summary Compensation Table which represented .209% of total shares then outstanding and includes currently exercisable stock options, and stock options exercisable within 60 days, to purchase 18,249 shares; and 24,568 shares beneficially owned by Michael J. Eikenberry, one of the named executive officers in the Summary Compensation Table which represented .211% of total shares then outstanding, and includes 6,744 shares held in a trust as to which shares Mr. Eikenberry has voting and investment power, and currently exercisable stock options, and stock options exercisable within 60 days, to purchase 12,999 shares.

(2) Notwithstanding disclaimers of beneficial ownership by the person named, the beneficial interest of spouses and children who share the same home as the person named are included in the above schedule, but shares in which other relatives have a beneficial interest are excluded.

(3)   Includes 869 shares owned by Mr.Doner's spouse.

(4) Includes 894 shares owned by Mr. Fuller's spouse, 60 shares owned by Mr. Fuller's adult son and 105 shares owned by Mr. Fuller's adult daughter.

(5) Includes 950 shares held in a trust as to which shares Mr. Menge shares voting and investment power.

(6) Includes shares under stock options currently exercisable under the Corporation's Stock Incentive Plan but, since these options have not been exercised, those shares cannot be voted. The following Directors have currently exercisable stock options, and stock options exercisable within 60 days, to purchase the following numbers of shares: Jackson R. Lehman, 18,250; Paul E. Shaffer, 15,000; M. James Johnston, 28,348; Willis E. Alt, Jr., 9,375; Michael C. Haggarty, 2,375.

(7) Includes 10,000 shares owned by Mr. Shaffer's spouse and 9,415 shares held in an Indiana nonprofit corporation as to which shares he shares voting and investment power.

(8) Includes 8,100 shares held in a trust as to which shares Mr. Wolf shares voting and investment power, but disclaims beneficial ownership.

(9) The law firms of Barrett & McNagny and Baker & Daniels rendered legal services to the Corporation and its subsidiary banks during l995 and will do so in l996. Patrick G. Michaels is a partner in the law firm of Barrett & McNagny and Thomas M. Shoaff is a partner in the law firm of Baker & Daniels.

(10)  Includes 180 shares owned by Mr. Michaels' spouse.

(11) Includes 8,500 shares in a trust as to which shares Mr. Shoaff has voting and investment power.

(12)  Includes 300 shares owned by Mr. Ainsworth's spouse.

(13) Includes 5,635 shares owned by Mr. Alt's spouse and 1,750 shares in a trust as to which shares Mr. Alt has voting and investment power.

(14) Includes 150 shares owned by Mr. Haggarty's spouse and 41,000 shares in a trust as to which shares Mr. Haggarty has voting and investment power.

(15) Includes 3,750 shares owned by Mr. Johnston's spouse and 1,200 shares consisting of 600 shares owned by each of Mr. Johnston's 2 adult sons. Also includes 720 shares owned by the mother of Mr. Johnston's spouse, as to which shares Mr. Johnston's spouse has voting power and investment power, but disclaims beneficial ownership.

(16)  Includes 12,300 shares owned by Mr. Lehman's spouse.


                                   5
PAGE

                  BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

      All members of the Board of Directors of the Corporation also serve as members of the Board of Directors of Fort Wayne National Bank. Both the Corporation and that Bank held 12 regularly scheduled meetings and 1 special meeting during 1995. In 1995, all directors, except Jackson R. Lehman and
M. James Johnston, were paid a monthly retainer of $300 for serving on the Board, an attendance fee of $350 for each Board meeting attended, and $300 for each committee meeting attended. Pursuant to the Corporation's Nonemployee Director Stock Incentive Plan, directors who are not employees of any subsidiary bank of the Corporation were each awarded 134 shares of the Corporation's Common Stock on April 24, 1995. On said date, the Corporation's Common Stock had a fair market value of $27.0625 per share.

      The Board of Directors has, in addition to other committees, an Audit Committee, a Compensation Committee, and a Nominating Committee.

      THE AUDIT COMMITTEE, comprised of R. Doner (Chairperson), S. Craft,
T. Griffith and M. McClelland, held 4 meetings during 1995. The functions performed by the Audit Committee include: making recommendations to the Board of Directors with respect to the selection of the Corporation's independent auditors for the ensuing year; reviewing the independence of the independent auditors; reviewing actions by management on the independent auditors' and internal auditors' recommendations; meeting with management, the internal auditors and the independent auditors to review the effectiveness of the Corporation's system of internal control and internal audit procedures; and reviewing reports of bank regulatory agencies and monitoring management's compliance with recommendations contained in said reports. To promote independence of the audit function, the Committee consults separately and jointly with the independent auditors, the internal auditors and management.

      THE COMPENSATION COMMITTEE, comprised of D. Wolf (Chairperson),
S. Craft, R. Menge and J. Rogers, held 3 meetings during 1995. The functions performed by the Compensation Committee include meeting with the executive officers and making recommendations to the Board of Directors with respect to officers' salaries and the setting of awards in compliance with the Corporation's employee benefit plans.

      THE NOMINATING COMMITTEE, comprised of D. Wolf (Chairperson),  J. Lantz,
T. Shoaff and R. Menge, held 1 joint meeting with the Board of Directors during 1995. The functions performed by the Nominating Committee include making recommendations to the Board of Directors with respect to nominees for election as Directors at the Annual Meeting and nominees to fill vacancies on the Board of Directors between annual meetings. The Committee will consider nominees recommended by Shareholders in making its recommendations. Shareholders desiring to make such recommendations should submit any such candidate's name in writing, together with biographical information and written consent to nomination to: Secretary, Fort Wayne National Corporation, P.O. Box 110, Fort Wayne, Indiana 46801. In order for such recommendations to receive consideration by the Nominating Committee for the next Annual Meeting, they should be received no later than December 31, 1996.


      During the year 1995 each Director attended at least 75% of the aggregate of the number of meetings of the Board of Directors and respective committees on which he/she served except Stanley C. Craft, who attended 70% of the meetings, Jon F. Fuller, who attended 69% of the meetings, Walter S. Ainsworth, who attended 63% of the meetings, and James W. Rogers, who attended 19% of the meetings.


                             EXECUTIVE COMPENSATION

      For the purposes of the following discussion of Executive Compensation and the Compensation Committee Report, the words "Bank" or "Banks", when used without designation of a specific subsidiary bank, means the subsidiary bank or banks involved.

      The following table sets forth information concerning all compensation for services in all capacities paid or accrued by subsidiary Banks during 1995 for the Chief Executive Officer of the Corporation and each of the 4 most highly compensated executive officers, other than the Chief Executive Officer,


                                   6
PAGE
whose compensation exceeds $100,000. The Corporation pays no compensation to its officers, all of whom are compensated as officers of subsidiary Banks. The Corporation has no employees other than its officers.

                        SUMMARY COMPENSATION TABLE

                                              Long Term Compensation
                                               --------------------
                                                               Pay-
                         Annual Compensation       Awards      outs
                       ----------------------- --------------- ----
                                                      Securi-
                                                       ties
                                       Other   Restr-  Under-
Name                                   Annual  icted   lying   LTIP  All Other
and                                   Compen-  Stock   Option/ Pay-  Compen-
Principal              Salary  Bonus  sation   Award-  SARs(#) outs  sation($)
Position          Year   ($)   ($)(1)   ($)    (s)($)    (2)    ($)     (3)
----------------- ---- ------- ------- ------  ------ -------- -----  --------
Jackson R. Lehman 1995 315,000 100,000   0       0      10,000   0      31,500
Chairman of the   1994 295,000 127,000   0       0      15,000   0      29,500
Board and Chief   1993 272,000  94,000   0       0      24,000   0      27,200
Executive Officer
of the Corporation
and Fort Wayne
National Bank

M. James Johnston 1995 212,000  68,000   0       0       8,000   0      21,200
President and     1994 192,000  84,000   0       0      13,000   0      19,200
Chief             1993 180,000  63,000   0       0      20,999   0      18,000
Administrative
Officer of the
Corporation and
Fort Wayne
National Bank

Stephen R. Gillig 1995 116,000 41,000    0       0       4,000   0      11,600
Executive Vice    1994 108,500 47,000    0       0       6,000   0      10,850
President, Chief  1993 100,500 34,000    0       0       8,999   0      10,050
Financial Officer
and Secretary of
the Corporation
and Executive
Vice President,
Chief Financial
Officer and
Cashier of Fort
Wayne National
Bank

Willis E. Alt,Jr. 1995 116,000 31,000    0       0       2,500   0      11,600
President and     1994 111,124 40,000    0       0       3,000   0      11,112
Chief             1993 106,850 33,000    0       0       6,000   0      10,685
Executive
Officer of
First National
Bank of Warsaw

Michael J.
Eikenberry       1995 102,000 36,000     0       0       4,000   0      10,200
Executive Vice   1994  95,000 46,000     0       0       6,000   0       9,500
President and    1993  89,000 30,000     0       0       8,999   0       8,900
Chief Lending
Officer of
the Corporation
and Fort Wayne
National Bank

(1) Includes cash compensation received under the Corporation's Annual Management Incentive Compensation Plan, described in the Compensation Committee Report of this Proxy Statement.

(2) The Securities Underlying Option/SARs for 1993 were adjusted to reflect the 3-for-2 Common Stock split which occurred during 1994.

(3) Includes only deferred compensation under the Corporation's Savings and Profit Sharing Plan, described in the Compensation Committee Report of this Proxy Statement.

The following table sets forth information concerning individual grants of stock options, whether or not in tandem with stock appreciation rights ("SARs"), and freestanding SARs made during 1995 to each of the named executive officers.


                                   7
PAGE

                         OPTION/SAR GRANTS IN 1995 (1)(2)

                                                                  Grant Date
                               Individual Grants                     Value
               ------------------------------------------------- -------------

                Number of     Percent
                Securities    of Total
                Underlying    Options/SARs
                Options/SARs  Granted to     Exercise or Expira-  Grant Date
                Granted       Employees      Base Price  tion    Present Value
  Name             (#)        in Fiscal Year  ($/Sh)     Date      ($)(3)
-------------  -------------  -------------- ----------- ------- -------------

Jackson R.
 Lehman           10,000         9.70%          26.625   2/23/00      60,500

M. James
 Johnston          8,000         7.76%          26.625   2/23/00      48,400

Stephen R.
 Gillig            4,000         3.88%          26.625   2/23/00      24,200

Willis E.
 Alt, Jr.          2,500         2.42%          26.625   2/23/00      15,125

Michael J.
 Eikenberry        4,000         3.88%          26.625   2/23/00      24,200


(1) The Compensation Committee of the Board of Directors is responsible for the administration of the Corporation's Stock Incentive Plan, described in the Compensation Committee Report of this Proxy Statement. All options currently outstanding under the Plan are generally exercisable on a graduated basis over a 4 year period.

(2) No associate of any director, executive officer, or nominee has received any options under the Plan. No other person is likely to receive 5% of the pool of shares of Common Stock reserved for use in the granting of options under the Plan.

(3) Grant Date Present Value was calculated by utilizing a modified Black-Scholes pricing model.


The following table sets forth information concerning each exercise of stock options (or tandem SARs) and freestanding SARs during 1995 by each of the named executive officers and the December 31, 1995 value of unexercised options and SARs.

                    AGGREGATED OPTION/SAR EXERCISES IN 1995
                    AND DECEMBER 31, 1995 OPTION/SAR VALUES


                                      Number of             Value of
                                  Securities Underlying    Unexercised
                                      Unexercised          in-the-Money
               Shares                 Options/SARs         Options/SARs
              Acquired               At December 31,      At December 31,
                 on      Value           1995 (#)             1995 ($)
              Exercise  Realized      Exercisable/        Exercisable/
   Name         (#)       ($)         Unexercisable       Unexercisable
------------- --------  ---------  ---------------------  -------------------

Jackson R.
 Lehman         7,500    102,500     32,626 / 38,874      270,058 / 217,999

M. James
 Johnston       1,500     20,875     22,598 / 32,001      164,421 / 172,220

Stephen R.
 Gillig         4,500     56,063     14,436 / 15,813      127,230 /  92,791

Willis E.
 Alt, Jr.       1,750     20,094      7,250 / 9,250        57,999 /  53,249

Michael J.
 Eikenberry     1,675     21,845     10,499 / 14,500       79,493 /  76,872


The following table shows the estimated annual benefits payable on retirement at normal retirement age to individuals with specified final average compensation and credited years of service under the Corporation's non-contributory Retirement Plan (1) and Benefits Restoration Plan (2).


                                      8
PAGE

                             PENSION PLAN TABLE

   Final Average
   Annual                     Years of Service (3)
   Compensation     15         20         25        30        35       40
   ------------- --------  --------  --------  --------  --------  --------
    $ 75,000     $ 14,063  $ 18,750  $ 23,438  $ 28,125  $ 32,813  $ 37,500
     100,000       18,750    25,000    31,250    37,500    43,750    50,000
     125,000       23,438    31,250    39,063    46,875    54,688    62,500
     150,000       28,125    37,500    46,875    56,250    65,625    75,000
     175,000       32,813    43,750    54,688    65,625    76,563    87,500
     200,000       37,500    50,000    62,500    75,000    87,500   100,000
     225,000       42,188    56,250    70,313    84,375    98,438   112,500
     250,000       46,875    62,500    78,125    93,750   109,375   125,000
     275,000       51,563    68,750    85,938   103,125   120,313   137,500
     300,000       56,250    75,000    93,750   112,500   131,250   150,000
     325,000       60,938    81,250   101,563   121,875   142,188   162,500
     350,000       65,625    87,500   109,375   131,250   153,125   175,000
     375,000       70,313    93,750   117,188   140,625   164,063   187,500
     400,000       75,000   100,000   125,000   150,000   175,000   200,000


(1) The Corporation's non-contributory Retirement Plan is a defined benefit pension plan. Fort Wayne National Bank serves as trustee under the Plan. All salaried employees of the Banks are eligible to participate, together with certain hourly employees. Directors who are not employees of a Bank are not eligible to participate. Participation commences for an employee on the January 1st or July 1st following his/her attainment of age 21 and his/her completion of 1 year of service with a Bank. A Participant is 100% vested in his/her accrued benefit after he/she has 5 years of service with a bank. The amount of a Participant's monthly retirement income payable on his/her normal retirement date is 1.25% of his/her average monthly base salary multiplied by his/her years of credited service, provided that his/her monthly retirement income shall not exceed 50% of his/her average monthly earnings, as determined on any 5 consecutive anniversary dates coincident with or preceding his/her normal retirement date. Benefits are paid from the Plan in various forms of annuities, which are actuarially equivalent.


(2) The Corporation's Benefits Restoration Plan restores to eligible participants certain benefits or contributions not available to such individuals under the Corporation's non-contributory Retirement Plan, Savings and Profit Sharing Plan, Long Term Disability Plan, and Group Life Insurance Plan (all of which plans are hereinafter collectively referred to as "Employee Benefit Plans"). The Benefits Restoration Plan restores benefits that are otherwise not available as a result of the imposition of Internal Revenue Code Section 415 (which places certain limitations on the amount of contributions and/or benefits an individual may receive from a qualified retirement plan), Internal Revenue Code section 401(a)(17) (which limits the amount of compensation of an individual that may be considered for qualified retirement plan purposes), and certain underwriting or plan provisions which impose dollar maximums or limits that restrict benefits based on pay levels. Participation in the Benefits Restoration Plan is limited to those employees of any of the Banks who participate in the Employee Benefit Plans and whose participation in the Benefits Restoration Plan is approved by both the Board of Directors of the Corporation and the Board of Directors of the Bank which employs such individual. As of December 31, 1995, Jackson R. Lehman and M. James Johnston are the only individuals named in the Summary Compensation Table who are participants in the Benefits Restoration Plan. A participant's benefits are generally payable from the Benefits Restoration Plan in the same manner and at the same time as benefits are payable to the participant or the participant's beneficiary under the applicable employee benefit plan to which the benefit restoration feature applies. The benefits under the Benefits Restoration Plan are not funded and are payable out of the general assets of the Banks.

(3) The years of service credited under the Plan to the individuals named above are: Jackson R. Lehman, 40 years; M. James Johnston, 29 years; Stephen R. Gillig, 18 years; Willis E. Alt, Jr., 6 years; and Michael
       J. Eikenberry, 30 years.



                           COMPENSATION COMMITTEE REPORT

        This report shall not be deemed as proxy soliciting material, material filed with the SEC or material incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

                                       9
PAGE

        The compensation of the Chief Executive Officer of the Corporation, and of each of the executive officers named in the Summary Compensation Table, is established by the Board of Directors of the Corporation based upon the recommendation of the Compensation Committee. The performance of the Corporation in 1995, relative to comparable bank holding companies, was favorable and it is the policy of the Compensation Committee to compensate its Chief Executive Officer, and the named executive officers, based upon performance of the Corporation and individual contributions to such performance. In establishing the compensation of the named executive officers, the Compensation Committee utilizes the same factors and criteria upon which the Chief Executive Officer's compensation is determined.

        The components of the compensation of the Chief Executive Officer and each of the named executive officers are: (a) base salary; (b) Management Incentive Compensation Plan; (c) Savings and Profit Sharing Plan; (d) Stock Incentive Plan; (e) non-contributory Retirement Plan and Benefits Restoration Plan; and (f) perquisites.

BASE SALARY

        The Compensation Committee utilizes executive compensation studies, including studies prepared by nationally recognized compensation consulting companies and public accounting firms, to establish the Chief Executive Officer's base salary, the base salaries of other executive officers, including those named in the Summary Compensation Table, and the salaries of other employees. The Corporation is included in these studies.

        The primary objective of the Compensation Committee is to establish a base salary that is competitive with other bank holding companies in the Midwest with an emphasis toward more variable compensation linked to the Corporation's overall performance. Because the Corporation competes with other banks in the Midwest in hiring and retaining executive employees, it utilizes these studies in establishing executive compensation, which reflects compensation paid by the Corporation's competitors. The base salary of the Chief Executive Officer for 1995 was $315,000, which was in the lower half of comparable bank holding companies included in the studies utilized.

        The Corporation competes with several non-bank holding companies with respect to stock value and, while several bank holding companies in the Midwest are included in the peer group disclosed in the Performance Graph section of this Proxy Statement, the Corporation utilizes the Standard & Poors 500 Stock Index and the Keefe, Bruyette and Woods, Inc. 50 Index in the preparation of its Performance Graph because the companies included in those indices are the companies with whom the Corporation competes for investors.

MANAGEMENT INCENTIVE COMPENSATION PLAN

        The Compensation Committee administers the Corporation's Management Incentive Compensation Plan. All employees whose salaries, as determined by the Board of Directors, are in a certain salary grade level, or above, are Participants in this Plan. In 1995, all the executive officers, and other key officers of the Banks, were Participants in this Plan. This plan was designed and adopted to achieve the following objectives: (a) encourage Participants to achieve superior performance of their duties and to better their services;
(b) provide executive compensation which is competitive with other banks and provide the potential for payment of meaningful cash awards; (c) attract and retain personnel of outstanding ability and encourage excellence in the performance of individual responsibilities; (d) motivate and reward those members of management who contribute to the success of the Corporation;
(e) increase the profitability and growth of the Corporation in a manner which is consistent with other goals of the Corporation, its stockholders and its employees; and (f) allow for flexibility which permits revision and strengthening of the Plan from time to time to reflect changing organizational goals and objectives.

        The Management Incentive Plan bonus paid to the Chief Executive Officer, and to each of the named executive officers, is tied to: (a) the Corporation's earnings for the year; (b) its return on shareholders' equity for the year; and (c) its return on average assets for the year. Performance targets for the Corporation are established by the Compensation Committee at the beginning of each year consistent with the profit plan of the Corporation as approved by the Board of Directors.

                                      10
PAGE

An incentive compensation fund is established at incremental levels with respect to the target levels. Threshold levels are established below which no incentive compensation for the year will be paid by the Corporation.

        The Participants in the Corporation's Management Incentive Compensation Plan are divided into 3 groups, to each of which the Compensation Committee annually assigns performance goals for the year based upon: (a) the Corporation's income before security transactions for the year (IBST) as reported in the Corporation's Annual Report to Shareholders; (b) its return on Shareholders' equity for the year (ROE) computed by dividing income before security transactions by the Shareholders' equity of the Corporation at the beginning of the calendar year as reported in the Corporation's Annual Report to Shareholders; and (c) its return on average assets (ROAA) computed by dividing the mean average of its daily average assets by its net income for the year. The amount of the fund for each group is based upon a percent (determined annually) of the aggregate base salaries of the Participants in the group. The allocation of the fund among the Participants in the group is determined by the Compensation Committee annually, based upon recommendations by the Chief Executive Officer of the Corporation. For the year 1995, 20% of the total award was based upon the IBST goal, 48% on the ROE goal, and 32% on the ROAA goal. The Compensation Committee may authorize up to 20% of the fund to be carried over for 1 year. None of the total fund has been carried over to 1996.

        For 1995, each, the ROE goal and the ROAA goal was exceeded. The Management Incentive Compensation Plan bonus granted to the Chief Executive Officer for 1995 was $100,000. This bonus was 32% of the Chief Executive Officer's base salary and, based upon the executive compensation studies used, was consistent with the average incentive bonus paid to chief executive officers of comparable bank holding companies.

SAVINGS AND PROFIT SHARING PLAN

        The Corporation's Savings and Profit Sharing is a defined contribution savings retirement plan, with an individual account for each Participant.
Fort Wayne National Bank serves as trustee under the Plan. All salaried employees of the Banks are eligible to participate, together with certain hourly employees. Participation commences for an employee on the January 1st or July 1st following his/her completion of 1 year of service with a Bank. Participants are entitled to 100% vesting after achieving 5 years of service. The Corporation contributes to the plan each year a sum which is the same percentage of its pre-tax net operating earnings (not less than 6% nor more than 10%) as its net operating earnings after tax and plan contributions bear to total Shareholders' equity at the beginning of the year, but, (a) no contribution is made if those earnings after tax and plan contributions are less than 6% of total Shareholders' equity and, (b) the contribution may not exceed 10% of the annual compensation (defined as total cash compensation exclusive of bonuses and the cost of group term life insurance) of all Participants for the year. The contributions are allocated pro rata among Participants on the basis of their annual compensation. Participants are entitled to make voluntary non-deductible contributions to their accounts. Participants may make salary-reduction contributions pursuant to Internal Revenue Code Section 401(k). A Participant or his/her beneficiary is entitled to receive his/her vested account balance in the event of the Participant's death, retirement, or termination of employment for any reason. Benefits may be paid either in a lump sum or in installments.

        For 1995, the Corporation's net operating earnings after tax and plan contributions was greater than 10% of total Shareholders' equity at the beginning of 1995. Consequently, the Corporation contributed 10% of annual compensation for 1995 to this Plan. The amount allocated to the Chief Executive Officer for 1995 pursuant to the Corporation's Savings and Profit Sharing Plan was $31,500.

STOCK INCENTIVE PLAN

        The Compensation Committee administers the Corporation's Stock Incentive Plan. The Committee may select any officer or key employee of the Corporation or any of its subsidiaries to participate in the Plan and determines the type and amount of the award to be granted to any Participant. Under the Plan, 2 types of stock options, Incentive Stock Options and Non-Qualified Stock Options, to purchase Common Stock of the Corporation may


                                 11
PAGE
be awarded by the Committee. The Committee determines the specific terms and conditions of such stock options within the limits of the Plan. Under either type of stock option, the option price per share may not be less than the fair market value of a share of Common Stock on the date of the grant. Except in the event of death, disability or retirement of the Participant, or in the event of a change of control of the Corporation, the stock options may not be exercised before the first anniversary of the grant. For options granted on or before November 15, 1994, the right to exercise a stock option must terminate by the earliest of the tenth anniversary of the grant, the first anniversary of the Participant's death, disability or retirement, or the date on which the Participant terminates employment for any other reason. For options granted after November 15, 1994, Participants who retire have the right to exercise a stock option by the fifth anniversary following retirement. The Committee may also award a stock appreciation right in conjunction with either type of stock option described above. Under a stock appreciation right, the Participant may surrender all or any part of the related stock option, described above, and receive in exchange payment of no more than 100% of the increase in the fair market value of shares of Common Stock since the date of grant. The Committee may limit the payment on exercise of a stock appreciation right to less than 100% of the increase in value or set a maximum amount of payment. Payment may be made in cash, in shares of Common Stock of the Corporation, or in a combination thereof. All stock options currently outstanding are generally exercisable on a graduated basis over a 4 year period. During 1995, the Committee awarded grants to purchase a total of 103,100 shares, including awards granted to the Chief Executive Officer to purchase 10,000 shares.

NON-CONTRIBUTORY RETIREMENT PLAN AND BENEFITS RESTORATION PLAN

        The Corporation's non-contributory Retirement Plan is a defined benefit plan pursuant to which benefits accrue as a function of the employee's income and credited years of service. The Corporation's Benefits Restoration Plan restores to eligible employees certain benefits or contributions not available to such individuals under the Corporation's non-contributory Retirement Plan, Savings and Profit-Sharing Plan, Long Term Disability Plan, and Group Life Insurance Plan, which would not otherwise be available because of limitations imposed by the Internal Revenue Code.

PERQUISITES

        The Compensation Committee annually establishes perquisites for the Chief Executive Officer, and other employees of the Banks including the named executive officers, based upon perquisites provided to chief executive officers, and other employees, of similar institutions and based upon the perceived needs of the Corporation to make such perquisites available for purposes of competition in its market. The value of perquisites provided to the Chief Executive Officer and other employees of the Banks is less than the threshold reporting requirement of the proxy rules.


TOTAL COMPENSATION OF CHIEF EXECUTIVE OFFICER

        The total compensation of the Chief Executive Officer for 1995 was $446,500, excluding the non-contributory Retirement Plan, Benefit Restoration Plan and perquisites. The executive compensation studies utilized indicate that the compensation for the Chief Executive Officer of the Corporation is in the lower half of compensation for chief executive officers of similar size bank holding companies in the Corporation's geographic market area.

COMPENSATION COMMITTEE MEMBERS

        The following Directors served on the Compensation Committee of the Board of Directors of the Corporation in 1995:

        Don A. Wolf, Chairman           Richard C. Menge
        Stanley C. Craft                James W. Rogers


                                  12
PAGE

                           PERFORMANCE GRAPH

       The following graph (1) compares the yearly change in the cumulative total shareholder return on the Common Stock of the Corporation (FWNC) with the cumulative total return of the Standard & Poor's 500 Stock Index (S & P
500) and the Keefe, Bruyette and Woods, Inc. 50 Index (KBW 50), assuming reinvestment of dividends.


         COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN AMONG FORT WAYNE
            NATIONAL CORPORATION, S & P 500 INDEX AND KBW 50 INDEX

                    1990     1991     1992     1993     1994     1995
                   ------   ------   ------   ------   ------   ------
TOTAL RETURN (3)

FWNC               100.0    209.7    265.6    230.5    249.4    311.9

S & P 500          100.0    130.5    140.4    154.6    156.6    215.5

KBW 50             100.0    158.3    201.7    212.9    202.0    323.5


(1) This graph shall not be deemed as proxy soliciting material, material filed with the SEC or material incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

(2) The KBW 50 Index is made up of 50 of the nation's most important banking companies, including all money-center and most major regional banks, and is meant to be representative of the price performance of the nation's large banks. The KBW 50 Index is calculated in the same manner as the S & P 500 Index. Both are market-capitalization-weighted indices.

(3) Total Return is based upon the assumption of the investment on January 1, 1990, of $100, in each, the Common Stock of the Corporation, the stocks included in the S & P 500 Index and the stocks included in the KBW 50 Index.

                            INDEBTEDNESS OF MANAGEMENT

      All directors, nominees for election as directors, and executive officers of the Corporation, and certain members of the immediate families of such persons, and certain corporations and organizations with which such persons are associated, were customers of, and had banking transactions with, the Corporation's subsidiary banks in the ordinary course of business during 1995. All loans and commitments for loans included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of the applicable subsidiary bank of the Corporation, did not involve more than a normal risk of collectibility or present other unfavorable features.


                                 PROPOSAL NO.2
                      RELATIONSHIP WITH INDEPENDENT AUDITORS

      The Board of Directors proposes, for the approval of the Shareholders at the Annual Meeting, the selection of the firm of Ernst & Young LLP as independent auditors for the Corporation for the fiscal year ending December 31, 1996. They have served the Corporation and Fort Wayne National Bank

                                    13
PAGE
continuously for many years. Although approval by Shareholders of the Corporation's auditors is not required, the Corporation deems it desirable to submit such selection for approval by the Shareholders. Ernst & Young LLP served as independent auditors for the year ending December 31, 1995. A representative of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if he/she so desires. That representative will be available to respond to questions relating to their audit of the Corporation's financial statements submitted in writing before the meeting or raised orally through the Chairman of the meeting.

                       COMPLIANCE WITH SECTION 16(a) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. The Corporation has designated an officer who is available to the Corporation's Reporting Persons to assist them in filing the required reports, and the Corporation circulates periodic transaction reminders and other materials to promote compliance with Section 16(a). To the Corporation's knowledge, based solely on its review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the year ended December 31, 1995, all Section 16(a) filing requirements applicable to Reporting Persons were complied with, except that Lynn A. Koehlinger and Kenneth W. Maxfield, both of whom are honorary directors of the Corporation, each filed 1 late report covering 1 transaction.


                                OTHER BUSINESS

      The Management of the Corporation knows of no other matters to be considered at the meeting. However, if any matters other than those referred to herein should properly come before the meeting, it is the intention of the persons named in the Proxy to vote such Proxy in accordance with their best Judgment.


                             SHAREHOLDER PROPOSALS

      Any Shareholder who intends to present a proposal for action at the 1997 Annual Meeting of Shareholders and desires that such proposal be included in the Proxy Statement and Proxy for such meeting must furnish the proposal in writing to the Secretary of the Corporation no later than December 31, 1996.


                                By Order of the Board of Directors

                                /s/  Jackson R. Lehman

                                Jackson R. Lehman
                                Chairman of the Board


Fort Wayne, Indiana
March 15, 1996

PROXY                                                            PROXY

                 FORT WAYNE NATIONAL CORPORATION
                P.O. Box 110, Fort Wayne, IN 46801

             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
   This proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints C. David Silletto and William S. Latz as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them acting alone to represent and to vote, as designated on the reverse side of this proxy, all the shares of Common Stock of Fort Wayne National Corporation held of record by the undersigned on March 4, 1996, at the Annual Meeting of Shareholders to be held on April 16, 1996, or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IT WILL BE VOTED IN THE PROXIES' DISCRETION UPON OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING.

                   (Continued on reverse side)

The Corporation's Board of Directors recommends a vote IN FAVOR of items (1) and (2).

                                             Please mark
                                             your vote
                                             indicated by   [X]
                                             this example

Proposal No.1
The election of Directors in    Stanley C. Craft, Richard B. Doner, Jon F.
Class B for a term expiring     Fuller,  Joanne B. Lantz, Richard C. Menge,
in 1999:                        Paul E. Shaffer, Don A. Wolf

          WITHHOLD       ____________________________________________________
    FOR   AUTHORITY      (To withhold authority to vote for any individual
     [_]     [_]         nominee, write the nominee's name on the line above)





Proposal No.2
Ratification of the appointment of Ernst & Young LLP as the independent auditors of the Corporation.

    FOR   AGAINST   ABSTAIN
    [_]     [_]       [_]

                                     Please sign exactly as name appears
                                     hereon.  When shares are held by joint
                                     tenants, both should sign.  When
                                     signing as attorney, executor,
                                     administrator, trustee or guardian,
                                     please give full title as such.  If a
                                     corporation, please sign in full
                                     corporate name by President, or other
                                     authorized officer.  If a partnership,
                                     please sign in partnership name by
                                     authorized person.

                                     PLEASE MARK, SIGN, DATE, AND RETURN
                                     THE PROXY CARD PROMPTLY, USING THE
                                     ENCLOSED ENVELOPE.

                                     Number of Shares ____________________


Signature(s)___________________Signature(s)___________________Date______, 1996